EXHIBIT 23.1



                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus pertaining to The MacNeal-Schwendler Corporation 1998 Stock Option Plan of our report dated March 12, 1998, with respect to the consolidated financial statements and schedule of The MacNeal-Schwendler Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.



                             ERNST & YOUNG LLP


Los Angeles, California
August 20, 1998